Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
RiT Technologies Ltd.

We consent to the use of our report incorporated by reference herein.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Isr.)
A Member Firm of KPMG International

Tel Aviv, Israel

December 11, 2014